Ruby Creek Resources, Inc.

(An Exploration Stage Company)

May 31, 2012

 EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ruby Creek Resources, Inc. for the quarterly period ended May 31, 2012 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Daniel Bartley, Chief Executive Officer and Myron Landin, Chief Financial Officer, each hereby certifies that, to their knowledge, the Report on Form 10-Q of Ruby Creek Resources Inc.:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel Bartley
Daniel Bartley
Chief Executive Officer

July 23, 2012

/s/ Myron Landin
Myron Landin, CPA1
Chief Financial Officer,

July 23, 2012